Exhibit 10.29

These securities AND THE SHARES ISSUABLE UPON CONVERSION have not been registered under the Securities Act of 1933, AS AMENDED. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, AS AMENDED, or an opinion of counsel OR OTHER EVIDENCE satisfactory to the Company that registration is not required under such Act.

SUBORDINATED UNSECURED CONVERTIBLE PROMISSORY NOTE

$[●]	[●], 2024

FOR VALUE RECEIVED, iLearningEngines, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [●] (the “Lender”), the principal sum of $[●] (the “Principal”), together with interest thereon. This Subordinated Unsecured Convertible Promissory Note (this “Note”) shall bear simple interest, accrued on a daily basis in arrears, (i) at a rate of fifteen percent (15%) per annum until aggregate accrued interest (whether repaid or not) equals 25% of the principal amount, and (ii) at a rate of eight percent (8%) per annum thereafter (the “Interest Rate”). This Note is issued pursuant to the terms of that certain Note Purchase Agreement, dated as of [●], 2024 (the “Purchase Agreement”), and is one of a group of subordinated unsecured convertible promissory notes of like tenor (each a “Note” and collectively, the “Notes”). Capitalized terms not elsewhere defined herein shall have the meanings set forth in Section 12, and if not defined herein, shall have the meanings set forth in the Purchase Agreement.

The indebtedness represented by this Note shall be expressly subordinated to any other indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions regularly engaged in the business of lending money that is secured by all or substantially all of the Company’s assets (collectively, the “Senior Debt”). Promptly upon request by the Company, each Lender will execute and deliver to any holder of Senior Debt a customary subordination agreement.

1. Payments.

a. Subject to the provisions of Section 2 relating to the conversion of this Note, an amount equal to the sum of (i) the product of (x) the outstanding principal balance times (y) 2.75 plus (ii) and the unpaid accrued interest on this Note (the sum of clauses (i) and (ii), the “Note Balance”) shall become immediately due and payable upon the earlier of the (1) Maturity Date and (2) occurrence of any Event of Default, in accordance with Section 4; provided that if repayment of this Note shall be prohibited by the terms of a subordination agreement, the Note Balance shall continue to accrue interest at the Default Rate from and after such earlier date.

b. Unless converted into Equity Securities or SPAC Shares pursuant to the terms hereof, all payments due pursuant to the terms of this Note shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Lender may from time to time designate in writing to the Company. All Notes outstanding under the Purchase Agreement shall rank equally without preference or priority of any kind with respect to one another, and all payments with respect to any of the Notes that have not been converted shall be applied ratably in proportion to the Investment Amounts represented thereby. At any time prior to the Maturity Date, the Company may redeem any Note for a payment in cash equal to the Note Balance. All payments under this Note shall be credited first to the accrued interest then due and payable, and the remainder shall be applied to the outstanding principal balance under this Note.

c. Unless earlier converted into Equity Securities or SPAC Shares pursuant to the terms hereof, in the event of a Liquidation Event or upon the receipt by the Lender of a notice of prepayment from the Company (such notice to be delivered by the Company at least two (2) Business Days prior to such prepayment), in each case, prior to repayment in full or cancellation or conversion of this Note, immediately prior to such Liquidation Event or following receipt of such notice, as applicable, the Company shall redeem this Note for an amount of cash equal to the Note Balance. All interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to three (3) days prior to the signing of the definitive agreement for, or the consummation of, such Liquidity Event.

2. Conversion.

a. Upon the occurrence of the Equity Financing, Lender shall elect to (i) convert, in whole, this Note into the number of shares of Equity Securities issued in such Equity Financing equal to (x) the Note Balance divided by the Equity Price in such Equity Financing, or (ii) keep this Note outstanding. Upon conversion of this Note pursuant to this Section 2a, the Lender shall execute and deliver the Equity Financing Agreements (in the Lender’s capacity as an equity investor) to the Company. Upon conversion of this Note pursuant to this Section 2a, the Lender shall thereupon receive all of the rights, preferences and privileges granted to other investors in such Equity Financing. The Company shall deliver to Lender notice of the Equity Financing at least five (5) business days prior to the initial closing thereof. If, prior to the initial closing of such Equity Financing, Lender has not delivered an irrevocable notice to the Company electing to convert this Note, in whole, then Lender shall have been deemed to have elected to keep this Note outstanding. The right of Lender to elect to convert the Note pursuant to this Section 2a shall terminate immediately following the Equity Financing, and Lender shall not be entitled to convert this Note at any subsequent Equity Financing.

b. Immediately prior to the consummation of a Qualified de-SPAC Transaction, each Note shall automatically, without any further action by the Lender, convert, in whole, into shares of common stock of the Company thereby entitling the Lender to receive a number of SPAC Shares (rounded down to the nearest whole share) equal to the Note Balance, divided by $10.00, and the Company shall ensure that the Lender receives in such transaction SPAC Shares as merger consideration pursuant to the De-SPAC Combination Agreement on the same basis as other holders of the Company’s capital stock. Upon conversion of this Note pursuant to this Section 2b and subject to Section 2d, the Lender shall thereupon receive all of the rights, preferences and privileges granted to other recipients of SPAC Shares (in their capacity as holders of the Company’s capital stock) in the Qualified de-SPAC Transaction. The Lender shall execute and deliver a lock-up or market-standoff agreement to the combined company in such Qualified de-SPAC Transaction, in the same form as the other stockholders of the Company (including agreeing to any lock-up or market-standoff provisions contained in the bylaws of the combined company in such Qualified de-SPAC Transaction).

c. No fractional shares of the Company’s capital stock will be issued upon the conversion of this Note. In lieu of any fractional share to which the Lender would otherwise be entitled, the Company will pay to the Lender in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such factional share. Upon the conversion of this Note the Company will, at its sole cost and expense and as soon as practicable thereafter, issue and deliver to the Lender a certificate or certificates for the shares to which Lender is entitled upon such conversion, together with any other securities and property to which the Lender is entitled upon such conversion under the terms of this Note, including a check payable to the Lender for any cash amounts payable as described herein. Upon conversion of the principal amount of this Note into the Equity Securities, any interest accrued on this Note that is not by reason of this Section 2 simultaneously converted into such equity securities shall be immediately paid to the Lender. All interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to five (5) business days prior to the (i) signing of the definitive agreement for an Equity Financing or (ii) consummation of the Qualified de-SPAC Transaction in which this Note shall convert in accordance with this Section 2.

d. Notwithstanding anything herein to the contrary, none of the SPAC Shares to be issued upon conversion of this Note (whether directly in a de-SPAC Transaction pursuant to Section 2b or indirectly upon conversion of the Equity Securities issued pursuant to Section 2a in connection with a de-SPAC Transaction) shall be registered for primary issuance pursuant to a Registration Statement on Form S-4 or Form F-4 (as applicable) in connection with any de-SPAC Transaction.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

a. Failure to Pay or Deliver. The Company shall fail to (i) pay any principal, interest or other amounts payable hereunder upon the Maturity Date or (ii) deliver Equity Securities or cause to be delivered SPAC Shares upon conversion pursuant to Section 2; and in each case, such payment or delivery shall not have been made within ten (10) business days of the Company’s receipt of written notice of such failure to pay or deliver;

b. Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for, or consent to, the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

c. Involuntary Bankruptcy or Insolvency Proceedings. A proceeding for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

4. Rights of the Lender Upon Default; Default Rate. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections  3b or 3c) and at any time thereafter during the continuance of such Event of Default, the Lender may by written notice to the Company declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 3b or 3c, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Lender may exercise any other right, power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default (excluding, for the avoidance of doubt, any applicable grace or cure period), at a rate equal to the lesser of (a) twenty percent (20%) per annum or (b) the highest rate allowed by applicable law (the “Default Rate”). For the purposes of this Section 4, “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations owed by the Company to Lender now existing or hereafter arising under or pursuant to the terms of this Note, including without limitation, the Note Balance, collection costs and expenses, and attorneys’ fees and costs chargeable to and payable by the Company hereunder, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

5. Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflicts of laws principles.

6. Amendments; Waivers. The Majority Holders may amend or waive the observance of any provision of all then-outstanding Notes, including this Note, on behalf of all Lenders, with the consent of the Company, but without the consent of each affected Lender; provided however, that no such amendment or waiver shall reduce the principal amount of any Note or reduce the Interest Rate of any Note, in each case, without the affected Lender’s written consent. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

7. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the outstanding principal of this Note.

8. Issuance of Valid Note.

a. Transferable Record. The Company has signed this electronically created Note using an Electronic Signature (as defined below). By doing this, the Company is indicating that the Company agrees to the terms of this Note. This Note may be Authenticated, Stored and Transmitted by Electronic Means (as defined below), and will be valid for all legal purposes, as set forth in the Uniform Electronic Transactions Act, as enacted in California (“UETA”), the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), or both, as applicable. In addition, this Note will be an effective, enforceable and valid Transferable Record (as defined below) and may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by the Transferable Records sections of UETA or E-SIGN.

b. Holder Registry. The identity of the Lender and any person to whom this Note is later transferred will be recorded in a registry maintained by or on behalf of the Company or in another registry to which the records are later transferred (the “Lender Registry”). After issuance of this Note, but prior to registration of this Note in the Lender Registry, the authoritative copy of this Note will be the copy identified by the Lender. If this Note has been registered in the Lender Registry, then the authoritative copy will be the copy identified by the Lender of record in the Lender Registry. The current identity of the Lender and the location of the authoritative copy, as reflected in the Lender Registry, will be available from the Lender. The only copy of this Note that is the authoritative copy is the copy that is within the control of the person identified as the Lender in the Lender Registry (or that person’s designee). No other copy of this Note may be the authoritative copy.

c. Counterparts. This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9. Covenants.

a. Further Assurances. The Company and Lender shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to this Note and the obligations hereunder.

b. Maintenance of Existence. While this Note is outstanding, the Company shall preserve, renew and maintain in full force and effect its corporate or organizational existence and take all reasonable action to maintain all rights and privileges necessary or desirable in the ordinary course of business except as would not have a material adverse effect. While this Note is outstanding, the Company shall not, without obtaining the prior written consent of the Majority Holders, liquidate, dissolve or wind-up the business and affairs of the Company.

10. Tax Treatment. The Company and the Lender intend that this Note, upon issuance, be treated as stock of the Company for U.S. federal income tax purposes. The Company and the Lender agree to not take any position inconsistent with the foregoing intended tax characterization of this Note on any tax return, in any administrative or judicial proceeding relating to taxes, or otherwise, unless required by a final determination of the Internal Revenue Service or other applicable income tax authority.

11. Withholding. Notwithstanding anything to the contrary herein, the Company and any other applicable withholding agent shall be entitled to deduct and withhold from any amount payable pursuant to this Note such taxes that are required to be deducted or withheld from such amount under any applicable tax law. To the extent that any taxes are so deducted or withheld, such taxes shall be (a) timely remitted to the appropriate tax authority and (b) if so remitted, treated for all purposes of this Note as having been paid to the Person in respect of which such deduction or withholding was made.

12. Defined Terms.

a. “Affiliate” means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, “control” (including the terms “controlling” and “controlled”) means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of equity interests, by contract or otherwise.

b. “Authenticated, Stored and Transmitted by Electronic Means” means that this Note will be identified as the Note that the Company signed, saved, and sent using electrical, digital, wireless, or similar technology.

c. “de-SPAC Transaction” means a business combination (in the form of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination) of the Company with a blank check company listed on the New York Stock Exchange, Nasdaq or other nationally recognized securities exchange and formed for the purpose of effecting a business combination (in the form of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination) (such entity, a “SPAC”).

d. “Electronic Record” means a record created, generated, sent, communicated, received, or stored by electronic means.

e. “Electronic Signature” means an electronic symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign a record.

f. “Equity Financing” means the first closing following the date of the Purchase Agreement in which the Company issues and sells shares of its capital stock to investors for bona fide capital raising purposes.

g. “Equity Financing Agreements” means the agreements executed and delivered by cash investors in an Equity Financing.

h. “Equity Price” means the lowest price at which a single share of the Equity Securities is sold to cash investors in the initial closing of the Equity Financing.

i. “Equity Securities” means capital stock of the Company, including any class or series of common stock or preferred stock of the Company, that is issued and sold to cash investors in the Equity Financing.

j. “Investment Amount” means the dollar amount committed by a given Lender and set forth opposite such Lender’s name on the Schedule of Lenders attached as Exhibit A to the Purchase Agreement.

k. “Liquidation Event” means any of the following events:

i. a merger or consolidation in which (A) the Company is a constituent party or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

ii. (A) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or (B) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except in each case of clauses (A) or (B), where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or

iii. a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than 50% of the outstanding voting power of the Company.

l. “Maturity Date” means the date that is thirty (30) months after the Initial Closing Date.

m. “Person” means an individual, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, business trust, association, joint stock company, governmental authority, unincorporated organization, or other legal entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

n. “Qualified de-SPAC Transaction” shall mean a de-SPAC Transaction pursuant to the De-SPAC Combination Agreement.

o. “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

p. “SPAC Shares” means common stock of a SPAC issued or otherwise paid to the Company’s equityholders in connection with a de-SPAC Transaction.

q. “Transferable Record” means an electronic Record that: (A) would be a note under Article 3 of the Uniform Commercial Code if the electronic record were in writing and (B) the Company, as the issuer, has agreed is a Transferable Record.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

ilearningengines, Inc.

By:
Name:
Title:

ACCEPTED AND AGREED:

LENDER:

By:
Name:
Title: